Exhibit 10.1

MASTER TRANSFER AGREEMENT

THIS MASTER TRANSFER AGREEMENT (the “Agreement”), is made effective as of April 30, 2019 by and among Comstock Holding Companies, Inc., a Delaware corporation (the “Company” or “CHCI”), Comstock Development Services, L.C., a Virginia limited liability company (“CDS”), and FR54, L.C., a Virginia limited liability company (“FR54”).

RECITALS:

WHEREAS, the Company previously solicited investments in various land development and homebuilding related Projects in the Washington Metropolitan Statistical Area by and through the sale of certain membership interests in Comstock Investors X, L.C. (“Investors X”);

WHEREAS, Investors X is divided into two classes of membership interests, with the Company owning 100% of the Class A units and CDS owning 100% of the Class B units;

WHEREAS, CDS purchased 390 Class B Units in Investors X and as a result became the sole priority member entitled to a priority distribution of distributable cash flow from the projects and currently maintains an aggregate total capital account balance of $18,500,000 (the “Class B Membership Interest”);

WHEREAS, the Company owns 100 Class A Units in Investors X and receives all distributable cash flow of the Projects after the full repayment of the priority member’s Class B Unit capital account balance and its priority return (the “Class A Membership Interest”) and is also the Manager of Investors X;

WHEREAS, Stonehenge Funding, L.C., a former lender to the Company (“Stonehenge”), received shares of the Company’s Series C Non-Convertible Preferred Stock, par value $0.01 per share (the “Series C Shares”) from the Company in lieu of repayment of a portion of an unsecured loan payable to Stonehenge, and FR54, a member of Stonehenge, received a distribution of Series C Shares from Stonehenge (the “FR54 Series C Shares”);

WHEREAS, the Company is exiting homebuilding and land development activities in favor of a migration to an asset management model, and in furtherance thereof, entered into a master asset management agreement with CDS on March 30, 2018 with an effective date as of January 1, 2018 (the “Asset Management Agreement”);

WHEREAS, to aid in the acceleration of the Company’s transition from its homebuilding and land development activities, CDS desires to take over management of Investors X and the associated liabilities of the Projects, including but not limited to Project related indebtedness; and

WHEREAS, to facilitate a partial recapitalization of the Company, (i) CDS desires to exchange its Class B Membership Interest with the Company for the consideration and upon the terms and conditions set forth herein, and (ii) FR54 desires to exchange the FR54 Series C Shares with the Company for the consideration and upon the terms and conditions set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration; the receipt and adequacy of which are hereby acknowledged, the Company, FR54, and CDS agree as follows:

ARTICLE I
DEFINITIONS

1.1	Definitions

.  For purposes of this Agreement, the following terms have the meanings set forth below.

“Agreement” shall have the meaning ascribed to it in the Preamble.

“Asset Management Agreement” shall have the meaning ascribed to it in the Preamble.

“Class A Membership Interest” shall have the meaning ascribed to it in the Preamble.

“Class A Shares” means the Company’s Class A Common Stock, par value $0.01 per share.

“Class B Membership Interest” shall have the meaning ascribed to it in the Preamble.

“CDS” shall have the meaning ascribed to it in the Preamble.

“CDS Class A Exchange Shares” means 3,100,000 newly issued Class A Shares.

“CDS Series C Exchange Shares” means 1,220,000 newly issued Series C Shares.

“Company” or “CHCI” shall have the meaning ascribed to it in the Preamble but shall not include any subsidiaries and affiliates unless expressly referenced or scheduled as an exhibit to this Agreement.

“Contract” means any contract, agreement, arrangement, understanding or instrument, whether oral or written.

“Damages” means all actions, lawsuits, proceedings, hearings, investigations, charges, complaints, Third Party Claims, demands, injunctions, judgments, orders, decrees, rulings, dues, liabilities, obligations, Taxes, liens, assessments, levies, losses, fines, penalties, damages, costs, fees and expenses, including reasonable attorneys’, accountants’, investigators’, and experts’ fees and expenses incurred in investigating or defending any of the foregoing.

“Disclosure Schedule” means the schedules delivered by the Company to CDS concurrently herewith and identified by the parties as the Disclosure Schedule.

“Environmental Claim” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person alleging potential liability (including potential liability for enforcement, investigation costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from:  (1) the presence or Release into the environment of any Hazardous Substance at any location, whether or not owned by the Company; or (2) circumstances forming the basis of any violation or alleged violation of any Environmental Law; or (3) any and all claims by any person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Substances.

“Environmental Laws” means all federal, state or local statutes, laws, rules, ordinances, codes, rule of common law, regulations, judgments and orders in effect on the Closing Date and relating to protection of human health or the environment (including ambient air, surface water, ground water, drinking water, wildlife, plants, land surface or subsurface strata), including laws and regulations relating to Releases or threatened Releases of Hazardous Substances, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

“Exchange Shares” means the CDS Class A Exchange Shares, the FR54 Class A Exchange Shares and the CDS Series C Exchange Shares.

“FR54” shall have the meaning ascribed to it in the Preamble.

“FR54 Class A Exchange Shares” means 723,947 newly issued Class A Shares.

“FR54 Series C Shares” has the meaning ascribed to it in the Preamble.

“Hazardous Substances” means: (1) any petroleum or petroleum products, radioactive materials, asbestos in any form, mold, mildew, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls (PCBs) and radon gas; and (2) any chemicals, materials or substances which are now or ever have been defined as or included in the definition of “medical wastes,” “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” or other words of similar import, under any Environmental Law.

“Indebtedness” for any Project means all obligations of such Project (1) for borrowed money evidenced by notes, bonds, debentures or similar instruments, (2) for the deferred purchase price of goods or services, (3) under capital leases, and (4) in the nature of guarantees of the obligations described in clauses (1) through (3) above of any other person.

“Investors X” has the meaning ascribed to it in the Preamble.

“Investors X Operating Agreement” means that certain operating agreement entered into the Company and Comstock Development Services, LC, dated August 15, 2016, as thereafter amended from time to time.

“Liabilities” means all Indebtedness, obligations and other liabilities of the Projects of any nature whatsoever, whether direct or indirect, matured or unmatured, absolute, accrued, contingent (or based on any contingency), known or unknown, fixed or otherwise, or whether due or to become due.

“Project” has the meaning set forth in the Investors X Operating Agreement.

“Real Property” means all parcels and tracts of land (including any land lying in the bed of any highway, street, road or avenue, opened or proposed, in front of, or abutting or adjoining, such parcels and tracts of land) owned by a Project, including permits, permitted improvements and all appurtenances thereto.

“Series C Shares” shall have the meaning ascribed to it in the Preamble.

“Stonehenge” shall have the meaning ascribed to it in the Preamble.

1.2	Other Defined Terms

. Other capitalized terms used in this Agreement which are not defined in this ARTICLE I shall have the meanings granted to them elsewhere in this Agreement.  In the event there is a defined term not specifically defined in this Agreement, it shall have the meaning set forth in the Investors X Operating Agreement.

Article II
exchange of SHARES and MEMBERSHIP INTERESTS; OTHER TRANSACTIONS; CLOSING

2.1	The Exchange

.  Subject to the terms and conditions of this Agreement, on the Closing Date:

2.1.1	CDS Exchange.

(a)CDS shall assign, transfer and deliver to the Company all of its right, title, interest in and to the Class B Membership Interest, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description (“Liens”) (except for those created by this Agreement and other than restrictions under applicable federal, state and other securities laws).

(b)In consideration of the transfer of the Class B Membership Interest to the Company, the Company shall, upon surrender of the certificate or certificates representing the Class B Membership Interests (or in lieu thereof, the delivery of an affidavit of lost security in the customary form) accompanied by a stock power endorsed in blank:

(i)assign, transfer and deliver to CDS all of its right, title, interest in and to the Class A Membership Interest, free and clear of any Liens (except for those created by this Agreement and other than restrictions under applicable federal, state and other securities laws);

(ii)issue to CDS the CDS Class A Exchange Shares; and

(iii)issue to CDS the CDS Series C Exchange Shares.

2.1.2	FR54 Exchange.

(a)FR54 shall assign, transfer and deliver to the Company 579,158 Series C Shares, free and clear of any Liens (except for those created by this Agreement and other than restrictions under applicable federal, state and other securities laws).

(b)In consideration of the transfer of the FR54 Series C Shares to the Company, the Company shall issue to FR54 the FR54 Class A Exchange Shares upon surrender of the certificate or certificates representing the FR54 Series C Shares (or in lieu thereof, the delivery of an affidavit of lost security in the customary form) accompanied by a stock power endorsed in blank.

2.1.3	Valuation.

(a)The Class A Shares will be valued by taking the consolidated closing bid price of the Class A Shares on Nasdaq immediately preceding the entering into this Agreement and then adding a premium to such closing price so that the Class A Shares will be valued at no less than $4.00 per share.

(b)The Series C Shares are valued at a price of $5.00 per share.

2.2Concurrent Arrangements Pertaining to the Homebuilder; Additional

Consideration

As additional consideration for the transactions set forth in Section 2.1.1, at the Closing, CDS shall: (a) either directly or through the ownership structure of CDS, assume all of the existing debt of the Projects owed to institutional lenders as set forth on Schedule 2.3(a) (the “Assumed Indebtedness”); (b) assume all bond and associated contingent liabilities (“Bond Liabilities”) as set forth on Schedule 2.3(b); (c) enter into amendments to the Investors X Operating Agreement and each Project entity listed on Schedule 3.4.6 to assume the management of such entities; (d) (i) execute a cash exercise of a previously issued Warrant W-113 at a $1.75 exercise price for 150,000 Class A Shares and (ii) execute a cash exercise of a previously issued Warrant W-112 at a $1.93 exercise price for 50,000 Class A Shares; (e) enter into a professional services management agreement with the Company or its designated subsidiary for the provision of accounting, tax, finance, legal, advisory and related professional services related to the Projects in accordance with the terms set forth therein in the form attached hereto as Exhibit A; and (e) enter into an amended and restated Asset Management Agreement in the form attached hereto as Exhibit B.

Time and Place of Closing

.  The closing of the transactions set forth in this Agreement shall be held at 10:00 a.m. at the offices of the Company at 1886 Metro Center Drive, 4th Floor, Reston, Virginia 20190, on April 30, 2019, or on such other date, time or place as shall be mutually agreed upon by the

Company, FR54 and CDS (the “Closing Date”); provided, however, that the Closing Date shall be automatically extended from time to time for so long as any of the conditions set forth in Sections 4.1 and 4.2 shall not be satisfied or waived subject to Section 7.1.2.

Article III
REPRESENTATIONS AND WARRANTIES

3.1	General Statement

.  All representations and warranties set forth herein or in any exhibit, certificate or other document delivered by a party hereto to any other party pursuant to this Agreement shall survive the Closing (and none shall merge into any instrument of conveyance), regardless of any investigation or lack of investigation by any of the parties to this Agreement.  No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty.  All representations and warranties of the Company are made subject to the exceptions noted in the Disclosure Schedule.

3.2	Representations and Warranties of CDS

.  CDS represents and warrants to the Company as follows:

3.2.1	Organization, Existence and Good Standing. CDS is a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia.
3.2.2

Power and Authority.  CDS has the power and authority to execute, deliver and perform this Agreement and each of the documents and instruments required to be entered into by it pursuant to this Agreement, and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by it of this Agreement and each of the documents and instruments required to be entered into by it pursuant to this Agreement, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary limited liability company action and such authorization has not been withdrawn or amended in any manner.

3.2.3

Enforceability.  This Agreement constitutes a legal, valid and binding obligation of CDS (assuming that this Agreement has been, and each of the documents and instruments required to be entered into by CDS pursuant to this Agreement will be, duly and validly authorized, executed and delivered by the other persons party thereto), enforceable against CDS in accordance with their respective terms, except that (a) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors’ rights generally, and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

3.2.4

Consents. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or notice, approval, consent waiver or authorization from any third party is required on the part of CDS with respect to CDS’ execution, delivery or performance of its obligations under this Agreement or the consummation of the transactions contemplated hereby, except for any consent, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have a material adverse effect on CDS.

3.2.5Ownership. CDS is the sole record holder and beneficial owner of the Class B Membership Interest. CDS owns the Class B Membership Interest free and clear of all Liens. There are no outstanding rights, options, warrants, conversion rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate CDS to sell the Class B Membership Interest or any securities or obligations convertible or exchangeable into or exercisable for, or giving any person a right to subscribe for or acquire the Class B Membership Interest.

3.2.6Access to Information; Advice. CDS (either alone or together with its advisors) has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the transactions contemplated hereby. CDS has had the opportunity to discuss the transactions contemplated hereby with the management of the Company and has had the opportunity to obtain such information pertaining to the Company as has been requested. CDS has received all information that it believes is necessary or appropriate in connection the transactions contemplated hereby. CDS is an informed and sophisticated party and has engaged, to the extent CDS deems appropriate, expert advisors experienced in the evaluation of transactions of the type contemplated hereby. CDS acknowledges that it has not relied upon any express or implied representations or warranties of any nature made by or on behalf of the Company or FR54, whether or not any such representations, warranties or statements were made in writing or orally, except as expressly set forth for the benefit of CDS in this Agreement.  CDS is relying solely upon the advice of its own legal, tax and financial advisers with respect to the tax and other legal aspects of this Agreement.

3.2.7Exemption from Registration.  Neither CDS nor any of its affiliates nor any person acting on behalf of or for the benefit of any of the forgoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder) for soliciting the transactions contemplated hereby.  CDS also understands that the CDS Class A Exchange Shares are being offered and issued pursuant to an exemption from the registration requirements of the Securities Act, under Section 3(a)(9), Section 4(a)(2) of the Securities Act and/or Regulation D promulgated under the Securities Act.

3.2.8Accredited Investor; No Registration. CDS represents that it is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act. CDS understands that neither the CDS Class A Exchange Shares nor the Class A Membership Interest have not been registered under the Securities Act or any other applicable securities laws. CDS understands that neither the CDS Class A Exchange Shares nor the Class A Membership Interest may be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws or pursuant to an exemption therefrom, and in each case in compliance with the conditions set forth in this Agreement.

3.3	Representations and Warranties of FR54

.  FR54 represents and warrants to the Company as follows:

3.3.1	Organization, Existence and Good Standing. FR54 is a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia.
3.3.2

Power and Authority.  FR54 has the power and authority to execute, deliver and perform this Agreement and each of the documents and instruments required to be entered into by it pursuant to this Agreement, and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by it of this Agreement and each of the documents and instruments required to be entered into by it pursuant to this Agreement, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary limited liability company action and such authorization has not been withdrawn or amended in any manner.

3.3.3

Enforceability.  This Agreement constitutes a legal, valid and binding obligation of FR54 (assuming that this Agreement has been, and each of the documents and instruments required to be entered into by FR54 pursuant to this Agreement will be, duly and validly authorized, executed and delivered by the other persons party thereto), enforceable against FR54 in accordance with their respective terms, except that (a) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors’ rights generally, and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

3.3.4

Consents.  No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or notice, approval, consent waiver or authorization from any third party is required on the part of FR54 with respect to FR54’s execution, delivery or performance of its obligations under this Agreement or the consummation of the transactions contemplated hereby, except for any consent, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have a material adverse effect on FR54.

3.3.5

Ownership. FR54 is the sole record holder and beneficial owner of the FR54 Series C Shares. FR54 owns the FR54 Series C Shares free and clear of all Liens. There are no outstanding rights, options, warrants, conversion rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate FR54 to sell the FR54 Series C Shares or any securities or obligations convertible or exchangeable into or exercisable for, or giving any person a right to subscribe for or acquire the FR54 Series C Shares.

3.3.6

Access to Information; Advice. FR54 (either alone or together with its advisors) has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the transactions contemplated hereby. FR54 has had the opportunity to discuss the transactions contemplated hereby with the management of the Company and has had the opportunity to obtain such information pertaining to the Company as has been requested. FR54 has received all information that it believes is necessary or appropriate in connection the transactions contemplated hereby. FR54 is an informed and sophisticated party and has engaged, to the extent FR54 deems appropriate, expert advisors experienced in the evaluation of transactions of the type contemplated hereby. FR54 acknowledges that it has not relied upon any express or implied representations or warranties of any nature made by or on behalf of the Company or CDS, whether or not any such representations, warranties or statements were made in writing or orally, except as expressly set forth for the benefit of FR54 in this Agreement.  FR54 is relying solely upon the advice of its own legal, tax and financial advisers with respect to the tax and other legal aspects of this Agreement.

3.3.7Exemption from Registration.  Neither FR54 nor any of its affiliates nor any person acting on behalf of or for the benefit of any of the forgoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the Securities Act and the rules and regulations promulgated thereunder) for soliciting the transactions contemplated hereby.  FR54 also understands that the FR54 Class A Exchange Shares are being offered and issued pursuant to an exemption from the registration requirements of the Securities Act, under Section 3(a)(9), Section 4(a)(2) of the Securities Act and/or Regulation D promulgated under the Securities Act.

3.3.8Accredited Investor; No Registration. FR54 represents that it is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act. FR54 understands that the FR54 Class A Exchange Shares have not been registered under the Securities Act or any other applicable securities laws. FR54 understands that the FR54 Class A Exchange Shares may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws or pursuant to an exemption therefrom, and in each case in compliance with the conditions set forth in this Agreement.

3.4	Representations and Warranties of the Company

.  The Company represents and warrants to CDS and FR54, subject to the Disclosure Schedule, as follows:

3.4.1	Organization, Existence and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.
3.4.2

Foreign Good Standing.  The Company has qualified as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business or the nature or location of its assets requires such qualification.

3.4.3

Power and Authority.  The Company has all necessary corporate power and authority to carry on its business as such business is now being conducted.  The Company has the corporate power and authority to execute, deliver and perform this Agreement and each of the documents and instruments required to be entered into by it pursuant to this Agreement, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and each of the documents and instruments required to be entered into by it pursuant to this Agreement, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action and such authorization has not been withdrawn or amended in any manner.
3.4.4

Enforceability.  This Agreement constitutes a legal, valid and binding obligation of the Company (assuming that this Agreement has been, and each of the documents and instruments required to be entered into by the Company pursuant to this Agreement will be, duly and validly authorized, executed and delivered by the other persons party thereto), enforceable against the Company in accordance with their respective terms, except that (a) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors’ rights generally, and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

3.4.5

Consents. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or notice, approval, consent waiver or authorization from any third party is required on the part of the Company with respect to the Company’s execution, delivery or performance of its obligations under this Agreement or the consummation of the transactions contemplated hereby, except for any consent, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have a material adverse effect on the Company taken as a whole.

3.4.6

Projects and Project Entities.  The Projects and Project entities owned by Investors X and subject to this Agreement are specifically set forth on Schedule 3.4.6 of the Disclosure Schedule.  Except as set forth on Schedule 3.4.6 of the Disclosure Schedule or as limited by the Investors X Operating Agreement, the Company owns one hundred percent (100%) of the membership interests of each Project entity, free and clear of any Liens not otherwise disclosed herein.

3.4.7	Capitalization of the Company and Investors X.
(a)

The authorized capital stock of the Company consists of the following: (i) 59,779,750 shares of Class A common stock, par value $0.01 per share, of which 3,663,843 are issued and outstanding, (ii) 220,250 shares of Class B common stock, par value $0.01 per share, of which 220,250 are issued and outstanding, (iii) 20,000,000 shares of  preferred stock, par value $0.01 per share, of which 2,799,848 of the Company’s Series C Non Convertible Preferred Stock are issued and outstanding. The Company shall reserve for issuance and as of the Closing will have sufficient authorized Class A Shares and Series C Shares to issue the Exchange Shares.

(b)The authorized, issued and outstanding ownership interests of Investors X consists solely of 100 Class A Units and 390 Class B Units with no additional ownership interests authorized, issued or outstanding.

3.4.8

Insurance.  The Company currently maintains adequate insurance for its homebuilding operations (including fire and casualty, general liability, theft, workers’ compensation, directors and officers, business interruption, and all other normal forms of insurance) which cover the Projects and/or Project entities.  All such insurance policies are in full force and effect, all premiums have been paid thereunder and none of the coverage provided by such policies will terminate or lapse by reason of any of the transactions contemplated by this Agreement.
3.4.9

Permits.  Each of the Projects has or in the ordinary course of business will have all permits which are required in order for CDS to conduct its homebuilding or land development business as presently conducted or proposed to be conducted.  The Company has not received any citation, suspension, revocation, limitation, warning or similar notice regarding any of its permits.

3.4.10Litigation and Claims.  Except as set forth on Schedule 3.4.10 of the Disclosure Schedule, there is no litigation or proceeding, at law or in equity, and there are no proceedings or governmental investigations before any governmental or regulatory authority, pending or, to the best of the Company’s knowledge, overtly threatened against a Project or Project entity.

3.4.11 Environmental Matters.  There is no Environmental Claim pending or, to the best of the Company’s knowledge, threatened against a Project or a Project entity.  The Projects (a) are in compliance with all applicable Environmental Laws and Environmental Permits and (b) possess all Environmental Permits which are required for the operation of its business and operations. No Real Property is currently listed on the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System, both promulgated under the CERCLA or any comparable state list.  There is not and has not been any Hazardous Substances used, generated, treated, stored, transported, disposed of, handled or otherwise existing on, under or about any Real Property in violation of any Environmental Laws.  There are no underground or above-ground storage tanks located on any Real Property.  Any and all underground or above-ground storage tanks previously located at any such Real Property (and not presently thereat as of the date hereof) were removed in accordance with all Environmental Laws.

3.4.12Real Property.  Schedule 3.4.12 of the Disclosure Schedule contains a true, correct and complete list of each Project name, street address (to the extent one exists) or lot number, and a status showing the percentage of completion of any home currently under construction on the Real Property owned by a Project entity.  Each Project entity owns good and marketable title to its fee simple estates in the Real Property, free and clear of all liens other than permitted liens related to the Assumed Indebtedness.

3.4.13 No Default. The Company and its subsidiaries are not, and, immediately after the consummation of the transactions contemplated hereby, none will be, in material default of (whether upon the passage of time, the giving of notice or both) any term of its certificate of incorporation or its bylaws or any provision of any security issued by the Company.

3.4.14  SEC Requirements.  The Company shall file at its expense all of the forms required to complete or disclose the transactions contemplated by this Agreement with the Securities and Exchange Commission, provided that CDS shall provide any necessary information as required by CDS.

3.4.15Exemption from Registration.  Neither the Company nor any of its affiliates nor any person acting on behalf of or for the benefit of any of the forgoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the Securities Act and the rules and regulations promulgated thereunder) for soliciting the transactions contemplated hereby.

Article IV
CONDITIONS TO CLOSING

4.1	Conditions to the Company’s Obligations

.  The obligation of the Company to close the transactions contemplated hereby is subject to the fulfillment of the following conditions on or prior to the Closing Date:

4.1.1	The representations and warranties made by CDS and FR54 shall be true, correct and complete in all material respects.
4.1.2

The Company shall have obtained, on behalf of itself or the Project entities, a release of all obligations with respect to any Indebtedness related to a Project lender and an agreement from any such lender for CDS, or its beneficial owners, to assume the Project Indebtedness.

4.1.3

The Company shall have obtained, on behalf of itself or the Project entities, all required consents related to the change of control in its ownership related to joint venture partners or Project Indebtedness.  4.1.4CDS and FR54 shall have delivered to the Company or escrow agent all of the documents required by Sections 5.3 and 5.4.

4.2	Conditions to CDS’s Obligations

.  The obligation of CDS to close the transactions contemplated hereby is subject to the fulfillment of the following conditions on or prior to the Closing Date:

4.2.1	The representations and warranties made by the Company shall be true, correct and complete in all material respects.
4.2.2	The Company shall have delivered to CDS or the escrow agent all of the documents required by Section 5.2.
4.3	Conditions to FR54’s Obligations

.  The obligation of FR54 to close the transactions contemplated hereby is subject to the fulfillment of the following conditions on or prior to the Closing Date:

4.3.1	The representations and warranties made by the Company shall be true, correct and complete in all material respects.
4.3.2	The Company shall have delivered to FR54 or the escrow agent all of the documents required by Section 5.2.

Article V
CLOSING and DEFAULT

5.1	Delivery of Documents

.  At the Closing, the parties shall deliver the documents, and shall perform the acts, which are set forth in this ARTICLE V.

5.2	Company’s Deliveries at Closing

.  The Company shall execute and/or deliver to Escrow Agent, CDS and /or FR54 all of the following:

5.2.1a stock certificate evidencing the FR54 Class A Exchange Shares, registered in the name of FR54 to FR54;

5.2.2a stock certificate evidencing the CDS Class A Exchange Shares, registered in the name of CDS to CDS;

5.2.3a stock certificate evidencing the CDS Series C Exchange Shares, registered in the name of CDS to CDS;

5.2.4certificate evidencing the Class A Membership Interest together with an executed assignment of membership interest for the Class A Membership Interest to CDS;

5.2.5

a closing certificate executed by an executive officer of the Company, pursuant to which Company certifies to CDS and FR54 that: (a) the Company’s representations and warranties are true, correct and complete as of the Closing Date; and (b) all covenants required by the terms hereof to be performed by the Company on or before the Closing Date, to the extent not waived by CDS or FR54, have been so performed;

5.2.6  all documents to be executed and delivered by the Company or actions to be taken by the Company pursuant to this Agreement, including without limitation, all agreements required to be executed and delivered by the Company or actions to be taken by the Company pursuant to Section 2.3;

5.2.7	copies of all of required consents required by Section 4.1.3; and
5.2.8	without limitation by specific enumeration of the foregoing, all other documents reasonably required from the Company to consummate the transactions contemplated hereby shall be timely delivered.
5.3	CDS’s Deliveries at Closing

.  CDS shall execute and/or deliver to the Company all of the following:

5.3.1certificate evidencing the Class B Membership Interests together with an executed assignment of membership interest for the Class B Membership Interests;

5.3.2

a closing certificate executed by an executive officer of CDS, pursuant to which CDS certifies that: (a) its representations and warranties are true, correct and complete as of the Closing Date; and (b) all covenants required by the terms hereof to be performed by CDS on or before the Closing Date, to the extent not waived by the Company or FR54, have been so performed;

5.3.3  all documents to be executed and delivered or actions to be taken by CDS pursuant to this Agreement, including without limitation, all agreements required to be executed and delivered by CDS or actions to be taken by CDS pursuant to Section 2.3; and

5.3.4	without limitation by specific enumeration of the foregoing, all other documents reasonably required from CDS to consummate the transactions contemplated hereby shall be timely delivered.
5.4	FR54’s Deliveries at Closing

.  FR54 shall execute and/or deliver to the Company all of the following:

5.4.1certificate evidencing the FR54 Series C Shares, together with stock power authorizing the officers of the Company to effect the transfer of the FR54 Series C Shares to the Company;

5.4.2

a closing certificate executed by an executive officer of FR54, pursuant to which FR54 certifies that: (a) its representations and warranties are true, correct and complete as of the Closing Date; and (b) all covenants required by the terms hereof to be performed by FR54 on or before the Closing Date, to the extent not waived by the Company or CDS, have been so performed;

5.4.3  all documents to be executed and delivered by FR54 pursuant to this Agreement; and

5.4.4	without limitation by specific enumeration of the foregoing, all other documents reasonably required from FR54 to consummate the transactions contemplated hereby shall be timely delivered.

Article VI
POST‑CLOSING AGREEMENTS

6.1Contracts.  Material contracts for the Projects are typically maintained by Comstock Homes of Washington, L.C. (“CHOW”), a wholly owned subsidiary of the Company (including all amendments thereto), including all material agreements with (a) suppliers or vendors; (b) subcontractors, including affiliates or subsidiaries of the Company; (c) developers and homebuilders; and (d) any governmental or regulatory authority (the “Project Contracts”).  The Company hereby agrees to take all action to cause CHOW to maintain for the benefit of CDS all of the Project Contracts after the Closing.

6.2Third Party Claims

.  The parties hereto shall cooperate with each other with respect to the defense of any third party claims subsequent to the Closing Date which are not subject to the indemnification provisions contained in ARTICLE VIII, provided that the party requesting cooperation shall reimburse the other party for the other party’s reasonable out-of-pocket costs and expenses of furnishing such cooperation.

6.3Further Assurances

.  The parties shall execute such further documents, and perform such further acts, as may be necessary to comply with the terms of this Agreement and consummate the transactions contemplated hereby.

Article VII
termination

7.1Termination

.  This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:

7.1.1by mutual written consent of the Company, CDS and FR54;

7.1.2by either the Company, CDS and FR54 in writing, if the Closing has not occurred on or before May 30, 2019, unless the failure of the Closing to occur is the result of a breach of this Agreement by the party seeking to terminate this Agreement;

7.1.3by either the Company, CDS or FR54 (but only so long as such party, as applicable, is not in material breach of its obligations under this Agreement) in writing, if a material breach of any provision of this Agreement that has been committed by the other party or parties would cause the failure of any condition to Closing for the benefit of the non-breaching party and such breach is not subsequently waived by the non-breaching party or capable of being cured or is not cured within 10 business days after the breaching party receives written notice from the non-breaching party that the non-breaching party intends to terminate this Agreement pursuant to this Section 7.1.3; or

7.1.4by either the Company, CDS or FR54 in writing, if there shall be any order, injunction or decree of any governmental authority which prohibits or restrains the parties from consummating the transactions contemplated hereby, and such order, injunction or decree shall have become final and non-appealable; provided that prior to termination under this Section 7.1.4, the party seeking to terminate this Agreement shall have used best efforts to have such order, injunction or decree vacated.

Article VIII
INDEMNIFICATION

8.1Indemnification Obligations

.  The parties hereto shall jointly but not severally indemnify, save and hold each other harmless against and from any and all costs, expenses, losses, damages, claims and liabilities sustained or incurred by the other party, as a result of, or arising out of or by virtue of:

8.1.1	any inaccuracy in or breach of any representation and warranty made by a party to the other parties herein or in any certificate or closing document delivered in connection herewith; and
8.1.2

the breach by a party or a failure by a party to comply with, any of the covenants or obligations set forth in this Agreement to be performed by the other party (including their obligations under this ARTICLE VIII);

8.2Additional Indemnification Obligations

.  The Company shall indemnify, save and hold CDS harmless against and from any and all costs, expenses, losses, damages, claims and liabilities sustained or incurred by CDS, as a result of, or arising out of or by virtue of: (i) any taxes and assessments which are unpaid as of the Closing Date and which are not foreseeable as having arisen from the Company’s ordinary homebuilding activities; (ii) any Environmental Claims related to Hazardous Substances, including costs of cleanup, containment or other remediation or any other alleged violations of Environmental Laws, with respect to any of the Projects; and (iii) the matters set forth on Schedule 3.4.10.

8.3Procedures for Indemnification.  A party entitled to entitled to indemnity under Section 8.1 or Section 8.2 (an “Indemnified Party”) shall provide notice with respect to any matter that such Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement to the party which is or may be required pursuant to this Article VIII or to make such indemnification (the “Indemnifying Party”), within 30 days of such determination, stating the amount of the indemnifiable loss claimed, if known, and method of computation thereof, and referring to the provisions of this Agreement in respect of which such right of indemnification is claimed by such Indemnitee or arises; provided that the failure to timely notify the Indemnifying Party will not relieve the Indemnifying Party of any liability that it may have to any Indemnified Party, except to the extent that the Indemnifying Party demonstrates that the defense of such Third-Party Claim is materially prejudiced by the Indemnified Party’s failure to give such notice. Each such Indemnified Party shall provide the applicable Indemnifying Party with reasonable access, upon reasonable prior written notice and during normal business hours, in a manner so as not to unreasonably interfere in any material respect with the normal business operations of such Indemnified Party to its books and records, properties and personnel relating to the claim the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement.

8.4Third-Party Claims.

(a)Promptly after receipt by an Indemnified Party of notice of the assertion by a third party of a claim against it (a “Third-Party Claim”), such Indemnified Party shall give notice to the Indemnifying Party of the assertion of such Third-Party Claim, provided that the failure to notify the Indemnifying Party will not relieve the Indemnifying Party of any liability that it may have to any Indemnified Party, except to the extent that the Indemnifying Party demonstrates that the defense of such Third-Party Claim is materially prejudiced by the Indemnified Party’s failure to give such notice.

(b)If an Indemnified Party gives notice to the Indemnifying Party pursuant to Section 8.4(a) of the assertion of a Third-Party Claim, the Indemnifying Party shall be entitled to participate in the defense of such Third-Party Claim and, to the extent that it wishes (unless (i) the Indemnifying Party is also a person against whom the Third-Party Claim is made and the Indemnified Party determines in good faith that joint representation would be inappropriate or (ii) the Indemnifying Party fails to provide reasonable assurance to the Indemnified Party of its financial capacity to defend such Third-Party Claim), elect to assume the defense of such Third-Party Claim within 30 days of receiving notice of such claim, with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such Third-Party Claim, the Indemnifying Person shall not, so long as it diligently conducts such defense, be liable to the Indemnified Party under this Article VIII for any fees of other counsel or any other expenses with respect to the defense of such Third-Party Claim, in each case subsequently incurred by the Indemnified Party in connection with the defense of such Third-Party Claim, other than reasonable costs of investigation. If the Indemnifying Party assumes the defense of a Third-Party Claim, (i) such assumption will conclusively establish for purposes of this Agreement that the claims made in such Third-Party Claim are within the scope of and subject to indemnification, and (ii) no compromise or settlement of such Third-Party Claim may be effected by the Indemnifying Party without the Indemnified Party’s prior written consent unless (A) there is no finding or admission of any wrongdoing or violation of applicable law or any violation of the rights of any person, (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party, and (C) such compromise or settlement shall include as an unconditional term thereof the giving by the claimant of a full and unconditional release of each Indemnified Party from all liability with respect to such Third-Party Claim reasonably acceptable to such Indemnified Party. The Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party all witnesses, experts, pertinent Information, personnel, materials and information in such Indemnified Party’s possession or under such Indemnified Party’s control relating thereto as are reasonably required by the Indemnifying Party. If notice is given to an Indemnifying Party of the assertion of any Third-Party Claim and the Indemnifying Party does not, within 30 days after the Indemnified Party’s notice is given, give notice to the Indemnified Party of its election to assume the defense of such Third-Party Claim, the Indemnifying Party will be bound by any determination made in such Third-Party Claim, but will not be bound by any compromise or settlement effected without its consent (which consent may not be unreasonably withheld, conditioned or delayed).

(c)Notwithstanding the foregoing, if an Indemnified Party determines in good faith that (i) there is a reasonable probability that a Third-Party Claim is a criminal proceeding, action, indictment, allegation or investigation or seeks an injunction or equitable relief against the Indemnified Party or otherwise may adversely affect it or its related parties, other than as a result of monetary damages for which it would be entitled to indemnification in full under this Agreement, or (ii) concludes in good faith that the Indemnifying Party failed or is failing to vigorously prosecute or defend such Third-Party Claim, the Indemnified Party may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise or settle such Third-Party Claim, whereupon the Indemnifying Party will be bound by any determination made in such

Third-Party Claim, but will not be bound by any compromise or settlement effected without its consent (which consent may not be unreasonably withheld, conditioned or delayed).

(d)With respect to any Third-Party Claim subject to indemnification under this Article VIII: (i) both the Indemnified Person and the Indemnifying Party, as the case may be, shall keep the other party fully informed of the status of such Third-Party Claim and any related proceedings at all stages thereof where such party is not represented by its own counsel, and (ii) the parties agree (each at its own expense) to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Third-Party Claim.

(e)With respect to any Third-Party Claim subject to indemnification under this Article VIII, the parties agree to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all confidential information and the attorney-client and work-product privileges. In connection therewith, each party agrees that: (i) it will use its reasonable efforts, in respect of any Third-Party Claim in which it has assumed or participated in the defense, to avoid production of confidential information (consistent with applicable law and rules of procedure), and (ii) all communications between any party hereto and counsel responsible for or participating in the defense of any Third-Party Claim shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.

Article IX

RESTRICTIONS ON SERIES C SHARES

9.1 The following transfer restrictions are applicable to the Series C Shares:

(a)Transfer Restriction.  The Series C Shares may not be transferred without the consent of the Company.

(b)Transfer of Series C Shares. CDS acknowledge that the Series C Shares are restricted securities and may be transferred only pursuant to: (i) an effective registration statement under the Securities and Exchange Act and applicable state securities laws pertaining to such securities or an available exemption therefrom; and (ii) Rule 144 of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule or rules are available.

(c)Restrictive Legend. CDS acknowledges and agrees that, upon issuance pursuant to this Agreement, the certificates representing the Series C Shares shall have endorsed thereon a legend in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE

EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS.”

Article X

MISCELLANEOUS PROVISIONS

10.1Notices

.  All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, electronic mail, by nationally recognized private courier, or by United States mail.  Notices delivered by mail shall be deemed given three business days after being deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested.  Notices delivered by hand, by electronic mail, or by nationally recognized private courier shall be deemed given on the first business day following receipt.  All notices shall be addressed as follows:

If to the Company:

Comstock Holding Companies, Inc.

1886 Metro Center Drive

4th Floor

Reston, Virginia 20190

Attention: Chief Financial Officer

e-mail: cguthire@comstockcompanies.com

with a copy to:

Comstock Holding Companies, Inc.

1886 Metro Center Drive

4th Floor

Reston, Virginia 20190

Attention: General Counsel

e-mail: jthompson@comstockcompanies.com

If to CDS or FR54:

Comstock Development Services, LC

FR54, LC

1886 Metro Center Drive

4th Floor

Reston, Virginia 20190

Attention: Managing Member

e-mail: cclemente@comstockcompanies.com

and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with this Agreement.

10.2Entire Agreement

.  This Agreement, together with the instruments and other documents to be delivered by the parties pursuant to the provisions hereof constitute the entire agreement between the parties and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.  Each preamble, recital, exhibit, schedule, including the Disclosure Schedule, shall be considered incorporated into this Agreement.

10.3Non-Waiver

.  The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.  No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

10.4Counterparts

.  This Agreement may be executed in multiple counterparts and by facsimile, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

10.5Severability

.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, and, for purposes of such jurisdiction, such provision or portion thereof shall be struck from the remainder of this Agreement, which shall remain in full force and effect.  This Agreement shall be reformed, construed and enforced in such jurisdiction so as to best give effect to the intent of the parties under this Agreement.

10.6Applicable Law

.  This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal Laws of the Commonwealth of Virginia applicable to contracts made in that state, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the Laws of any jurisdiction other than the Commonwealth of Virginia.

10.7Binding Effect; Benefit

.  This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their successors and permitted assigns.  Nothing in this Agreement, express or implied, shall confer on any person other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, including third party beneficiary rights.

10.8Assignability

.  The Company, FR54, or CDS may assign its rights under this Agreement to an affiliate or a wholly-owned subsidiary without the permission of any other party to this Agreement.

10.9Rule of Construction

.  The parties acknowledge and agree that each has negotiated and reviewed the terms of this Agreement, assisted by such legal counsel as they desired, and has contributed to its revisions.  The parties further agree that the rule of construction that any ambiguities are resolved against the drafting party will be subordinated to the principle that the terms and provisions of this Agreement will be construed fairly as to all parties and not in favor of or against any party.

10.10Waiver of Trial by Jury

.  EACH OF THE PARTIES HERETO WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LAWSUIT, ACTION OR PROCEEDING SEEKING ENFORCEMENT OF SUCH PARTY’S RIGHTS UNDER THIS AGREEMENT.

10.11Consent to Jurisdiction

.  This Agreement has been executed and delivered in and shall be deemed to have been made in the Commonwealth of Virginia.  The parties hereto each agree to the exclusive jurisdiction of the Circuit Court of Fairfax County, Virginia, with respect to any claim or cause of action arising under or relating to this Agreement, and waives personal service of any and all process upon it, and consents that all services of process be made by registered or certified mail, return receipt requested, directed to it at its address as set forth in Section 10.1, and service so made shall be deemed to be completed when received.  The parties hereto each waive any objection based on forum non conveniens and waive any objection to venue of any action instituted hereunder.  Nothing in this Section shall affect the right of any party to serve legal process in any other manner permitted by Law.

10.12Amendments

.  This Agreement shall not be modified or amended except pursuant to an instrument in writing executed and delivered on behalf of each of the parties hereto.

10.13Headings

.  The headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

COMPANY:

COMSTOCK HOLDING COMPANIES, INC.

By: _____________________________________

Name:  Christopher Guthrie

Title:Chief Financial Officer

CDS:

Comstock Development Services, LC

By: _____________________________________

Name:   Christopher D. Clemente

Title:  Managing Member

FR54:

FR54, LC

By: _____________________________________

Name:   Christopher D. Clemente

Title:  Managing Member

DISCLOSURE SCHEDULE

Schedule 2.2Company Shares and CDS Shares

Schedule 2.3(a)Assumed Indebtedness

Schedule 2.3(b)Assumed Bond Liabilities

Schedule 3.4.6Projects and Project L.C.s

Schedule 3.4.10Litigation and Claims

Schedule 3.4.12Real Property

Schedule 2.2

Consideration Type	Delivered to CDS Pursuant to Article II	Delivered to FR54 Pursuant to Article II	Delivered to the Company Pursuant to Article II
Class A Shares	3,100,000	723,750
Series C Shares	1,220,000		589,800
Class A Membership Interest	100.00
Class B Membership Interest			390.00

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